EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2004 (except with respect to the matters discussed in Note 19 as to which the date is March 3, 2004) relating to the financial statements, which appears in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP
New York, New York
September 1, 2004